UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011 (March 25, 2011)

Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2011, Premier Exhibitions, Inc. (the “Company”) notified K. Margaret Hart, the Company’s Vice President and Chief Marketing Officer, that it would not renew her Employment Agreement dated May 13, 2010 (the “Agreement”). The Agreement will expire by its terms on May 13, 2011, but would have been automatically extended for successive one year terms unless either party terminated the agreement by notifying the other party in writing at least 45 days prior to the end of the applicable renewal term. Ms. Hart will continue to serve in her current role following the May 13, 2011, expiration of the Agreement, and such employment will be at-will and at the salary level currently provided for in the Agreement.

This summary does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K dated May 13, 2010 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By: /s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer

Date: March 31, 2011